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                                                                    Exhibit 10.4


                EXCLUSIVE DISTRIBUTION AND FULFILLMENT AGREEMENT
                                     BETWEEN
                  AMERICAN AGCO, INC. AND PETPLANET. COM, INC.

         THIS AGREEMENT is made and entered into this 10th day of September 1999 (the "Effective Date"), by and between PETPLANET.COM, INC., a Delaware corporation ("PETPLANET"), and American AGCO, Inc. a Minnesota corporation ("AGCO").

         WHEREAS, PETPLANET is an internet retail company that sells pet food, pet supplies and pet-related products and services to its customers over the Internet;

         WHEREAS, AGCO owns and operates a pet supply distributorship, has or will immediately build the capability to handle the pick, pack and ship requirements for pet food, pet supplies and pet-related product orders, and wishes to participate in internet commerce; and

         WHEREAS, PETPLANET wishes to engage AGCO for the purpose of fulfilling its orders for pet food, pet supplies and pet-related products and otherwise contribute to the development of e-commerce on the PETPLANET on-line pet channel network and AGCO wishes to act in that capacity, subject to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties do agree as follows:

ARTICLE I. TERM OF AGREEMENT

         1.1. Term. The term of this Agreement (the "Term") shall commence upon execution of this Agreement and shall remain in full force and effect for a term of five (5) years. This Agreement may be renewed for a subsequent five (5) year period upon the mutual written agreement of the Parties. If either Party desires to extend the Term of this Agreement for the additional five (5) year period, that Party shall give notice of election to renew at least ninety (90) days prior to the then-current expiration date and the Parties shall thereafter commence negotiations regarding the terms and conditions of the renewed Agreement.

ARTICLE II.  SERVICES

         2.1 Services. Each party shall perform the services (the "Services") set forth in Exhibit "A," along with such other related services as may be reasonably necessary from time to time to further the intent of this Agreement, all in accordance with the terms and conditions hereof. Each party shall diligently and to the best of their ability perform the Services and shall dedicate their time and resources to such performance as may be commensurate with such Services.

ARTICLE III.  EXCLUSIVITY

         3.1 Exclusive Agreement.

a. AGCO acknowledges and agrees that during the term of this Agreement, and any extended or renewed term thereof, AGCO may not distribute for, contract with or otherwise be engaged in fulfilling, or assisting in the fulfillment of, pet product distribution for competing domestic or international third parties, or their employees, agents, representatives, directors, officers and partners, who are primarily engaged in the on-line pet food, pet services or pet- related






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products industry, in any capacity, or who maintain, support or are affiliated with any individual or entity operating or intending to operate on the Internet in the pet space or pet category or any other pet food, pet service or pet product Internet provider, electronic retailer or retailer conducting themselves via a similar medium, or whom are otherwise in direct competition with PETPLANET as an Internet e-commerce provider, without the express written consent of PETPLANET. Violation of this provision shall be cause for immediate termination of this Agreement. Notwithstanding the foregoing, AGCO reserves the right to maintain its own website and to respond directly to customer requests and purchase orders to the extent AGCO is not engaged in meeting direct fulfillment activities of Internet retailers as set forth above.

         b. PETPLANET acknowledges and agrees that during the term hereof, PETPLANET may not contract with or otherwise be engaged to perform services for third parties engaged in the non-food pet products distribution business, without the express written consent of AGCO. Upon execution of this Agreement, AGCO and PETPLANET shall mutually designate and negotiate with a carrier or shipper for delivery of the pet products contemplated under this Agreement. Notwithstanding the foregoing, in the event that AGCO and PETPLANET are unable to maintain product transportation costs in specific geographical regions at prices reasonably equal to or less than PETPLANET's competitors in those specific geographical regions, PETPLANET may undertake to negotiate, establish and designate a delivery and transportation company through which AGCO shall arrange for transportation of its pet products into such geographical regions; provided, however, that such use of another delivery and transportation company does not violate any exclusive agreement between AGCO and a third party shipper which PETPLANET has previously approved.

ARTICLE IV. ORDER FULFILLMENT REQUIREMENTS

         4.1 General. During the term of this Agreement, AGCO shall (a) fulfill PETPLANET customer's orders for pet food, pet supplies and pet-related products;
(b) direct order fulfillment to customers; (c) provide merchandising advice and assistance as needed; and (d) organize and arrange for meetings between PETPLANET and key vendors.

         4.2 Order Transmittal. PETPLANET shall transmit orders on a regular basis to AGCO in accordance with PETPLANET'S electronic file transfer system.

          4.3 Product Selection and Data Requirements. AGCO will offer all cataloged and inventoried pet food, pet supplies and pet-related products currently stocked by AGCO or otherwise readily available through AGCO product channels. AGCO will also provide support to PETPLANET in its efforts to (a) develop the product data base elements required for the web site in the form of data available from AGCO's own data base; (b) obtain graphics and product feature/benefit information from the manufacturers for product presentations;
(c) use its best efforts to arrange group or individual meetings with key vendors for the purpose of encouraging them to support PETPLANET in the form of payments for product presentations and co-op advertising programs; and (d) identify all initial product offerings on the site as well as consult with, and seek the advice of, PETPLANET prior to release of all future product offerings.

         4.4 Inventory. AGCO shall use its best efforts to maintain and establish sufficient inventory of products from major vendors of pet food, pet supplies and pet-related products for PETPLANET. AGCO will keep PETPLANET abreast of any product offerings on the site that may be currently out of stock in order for PETPLANET to make the necessary adjustments to the site. AGCO agrees to maintain sufficient inventory levels of product offerings on the website to achieve a 94% of better in-stock fulfillment rate. For any items that AGCO does not currently have in stock, AGCO agrees to use its best efforts to expeditiously obtain the desired product from the product source.


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         4.5 Product Inventory Carried at the Request of PETPLANET. AGCO
currently maintains, and agrees to continue to maintain during the term of this Agreement, the major pet food lines and related products that AGCO is able to obtain contractually from manufacturers of pet food, pet supplies and pet-related products, based on the wholesale distribution policies of said manufacturers. AGCO reserves the right to discontinue or change its products sold and inventory requirements upon ninety (90) days written notice to PETPLANET. In the event that PETPLANET wishes to sell certain minor or unusual product line(s) not carried by AGCO, AGCO shall maintain, monitor, reorder, and fulfill orders of same for PETPLANET, for a charge equal to landed costs. PETPLANET will negotiate pricing and payment terms with the manufacturers of such minor or unusual product(s).

         4.6 Order Fulfillment and Delivery. Orders will be packed and shipped no later than 24 hours following receipt of orders by AGCO except that shipments will not be made on Saturdays, Sundays, and holidays. Orders shall be shipped using PETPLANET's master billing account with a shipper of PETPLANET'S choice. All orders will be via EDI, facsimile or electronic file transfer. AGCO will provide PETPLANET with the shipping information and acknowledgment of shipment within 24 hours of an actual shipment.

ARTICLE V. PRICING AND PAYMENT TERMS

         5.1 General. Prices for all goods purchased hereunder shall be determined, and during the term hereof shall remain, equal to or less than "most favored nation" pricing for the same or similar products, less a five percent (5%) discount. AGCO may change any agreed upon pricing, in whole or in part, at any time, upon ninety (90) days prior notice to PETPLANET. However, in the event that AGCO is provided less than ninety day notice of a vendor price change, AGCO shall notify PETPLANET of such price change as soon as possible under the circumstances.

         5.2 Payment Terms. AGCO will invoice PETPLANET on a weekly basis for each product delivered to a PETPLANET customer at agreed upon pricing.

ARTICLE VI. ADDITIONAL CONSIDERATION

         6.1 Options. Additional compensation shall include a warrant to purchase 250,000 shares of PETPLANET common stock vesting on a quarterly basis and pursuant to the terms and conditions as set forth in Exhibit "C" (the "Common Stock Warrant"). The terms and conditions of the Common Stock Warrant are incorporated into the terms and conditions of this Agreement such that default or termination of one agreement shall constitute default or termination of the other agreement. Specifically, failure to execute the Common Stock Warrant at the time of grant shall constitute a unilateral breach of this Agreement, subject to voidability by PETPLANET.

         6.2 Variable Stock Consideration. AGCO shall also be compensated for each paying account that enrolls in the Pet Small Business Network (PSBN) for a minimum term of four (4) months and names AGCO as its referral source to PSBN, subject to verification by PETPLANET. Such compensation shall be in the form of warrants to purchase an additional fifty- (50) shares of PETPLANET common stock for each paying account that enrolls in the PSBN. Warrants issued under this
Section 6.2 shall be awarded on a semi-annual basis dependent upon the number of accounts enrolled by AGCO in the prior six-month period and verified by PETPLANET. All warrants issued hereunder shall be issued subject to the terms and conditions set forth in Section 6.1 and a vesting period of four (4) months for each participant's account enrollment period.

6.3 Bonus Consideration. If AGCO introduces PETPLANET to third parties distributors with the intention of those third party distributors possibly providing distribution services to PETPLANET and, thereafter, PETPLANET enters


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into one or more exclusive product distribution agreements with those third parties, AGCO may be awarded, as bonus consideration, a warrant to purchase 25,000 shares of PETPLANET common stock subject to the terms and conditions as set forth in Exhibit C. Any bonus consideration awarded shall be issued at the reasonable discretion of PETPLANET.

ARTICLE VII.  GUARANTEE OF PERFORMANCE

         7.1 Performance Guarantee. PETPLANET shall use its best efforts to meet certain performance goals in the sale of AGCO products as set forth below (the "Gross Sales Projections"). Gross Sales Projections shall be calculated from the PETPLANET actual gross revenue derived from PETPLANET visitor purchases of AGCO products. PETPLANET agrees to meet or exceed those Gross Sales Projections. In the event that the Gross Sales Projections are not met within the agreed upon time frame, PETPLANET shall be subject to a margin deficiency payment as defined below (the "Margin Deficiency Payment").

         Gross Sales Projections
         -----------------------

         Effective Date to September 30, 2000        $1,000,000
         October 1, 2000 to September 30, 2001       $3,000,000
         October 1, 2001 to September 30, 2002       $5,000,000

         7.2. Margin Deficiency. The Margin Deficiency shall be calculated based on the difference between the Gross Sales Projections and the actual gross sales of AGCO products to PETPLANET visitors incurred in the same period of time as the Gross Sales Projections (the "Actual Gross Sales"). That number shall be multiplied by the average margin of sales to date of the existing product mix for AGCO products sold over the immediately preceding twelve-month period. PETPLANET shall prepare an accounting to determine the Actual Gross Sales; such accounting shall be prepared according to Generally Accepted Accounting Principles ("GAAP"), except that returned, defective or purchased products shall be subtracted from the final calculation in determining the Actual Gross Sales. The accounting will be prepared by PETPLANET within thirty (30) days of the September 30th year-end Gross Sales Projection dates as stated above. PETPLANET shall pay to AGCO the Margin Deficiency, if any, within thirty (30) days of preparation of the accounting.

         7.3. Breach. Failure of PETPLANET to pay any resulting Margin Deficiency will constitute a material breach of this Agreement and be grounds for termination as set forth in Article XI herein.

         7.4. Expiration of this Article. Guarantees of performance and provisions of this Article VII shall expire on November 30, 2002, save and except for the survivability of remedies available to either party at law or in equity and as set forth in Article XVII below.

ARTICLE VIII.  RIGHT OF FIRST REFUSAL

         8.1 Grant. PETPLANET is hereby granted the right of first refusal (the "First Refusal Right"), exercisable in connection with any proposed sale or other transfer of thirty percent (30%) of the total number of outstanding AGCO common stock. For purposes of this Article VIII the terms "sale" and "transfer" shall include:

         (a) any assignment, pledge, encumbrance or other disposition for value of thirty percent (30%) of the total number of outstanding AGCO shares;




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         (b) a merger or acquisition in which AGCO is not the surviving entity, except for a transaction the principal purpose of which is to change the entity form or state of incorporation;

         (c) the sale, transfer or other disposition of all or substantially all of the assets of AGCO;

         (d) any reverse merger in which AGCO is the surviving entity but in which fifty percent (50%) or more of AGCO's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

         (e) any sale or transfer of over sixty percent (60%) of the equitable ownership interest in AGCO held by Gary Duclos; or

         (f) the filing of applicable registration statements relating to an initial underwritten public offering by AGCO of its equity securities pursuant to an effective registration statement filed under the 1933 Act.

         8.2 Non-triggering Event. PETPLANET's right of first refusal shall not be triggered in the event of (i) a gratuitous transfer of AGCO common stock made to Gary Duclos' spouse or issue, including adopted children, or to a trust for the exclusive benefit of Gary Duclos or his spouse or issue, (ii) a transfer of AGCO common stock to Anthony Duclos or Anthony Duclos' spouse or issue, (iii) a transfer of title to the AGCO common stock effected pursuant to Gary Duclos' will or the laws of intestate succession, (iv) a transfer of AGCO common stock by Gary Duclos in pledge as security for any purchase-money indebtedness incurred by Gary Duclos with AGCO, or (v) a transfer of AGCO common stock to Tom Hill pursuant to the effectuation of the terms of an employment agreement entered into by Tom Hill and AGCO prior to the Effective Date.

         8.3 Notice of Intended Disposition. In the event of a sale or transfer of AGCO common stock (the "Target Shares"), AGCO shall promptly (i) deliver to the Secretary of PETPLANET written notice (the "Disposition Notice") of the offer and the basic terms and conditions thereof, including the proposed purchase price, and (ii) provide satisfactory proof that the disposition of the Target Shares to the third-party offeror would not contravene any provisions this Agreement.

         8.4 Exercise of Right. PETPLANET (or its assignees) shall, for a period of twenty one (21) days following receipt of the Disposition Notice, have the right to purchase the Target Shares specified in the Disposition Notice upon the same terms and conditions specified therein. Such right shall be exercisable by written notice (the "Exercise Notice") delivered to AGCO prior to the expiration of the twenty one--(21) day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then PETPLANET (or its assignees) shall effect the purchase of the Target Shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time AGCO shall deliver to PETPLANET the certificates representing the Target Shares to be purchased, properly endorsed for transfer, if applicable.

         Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, PETPLANET (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If AGCO and PETPLANET (or its assignees) cannot agree on such cash value within ten (10) days after PETPLANET's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by AGCO and PETPLANET (or its assignees), or, if they cannot agree on an appraiser within twenty one (21) days after PETPLANET's receipt of the Disposition Notice, each shall select an



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appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. AGCO and PETPLANET shall share the cost of such appraisal equally. The closing shall then be held on the latter of (i) the fifth business day following delivery of the Exercise Notice or (ii) the 15th day after such cash valuation shall have been made.

         8.5 Non-Exercise of Right. In the event the Exercise Notice is not given to AGCO within twenty one (21) days following the date of PETPLANET's receipt of the Disposition Notice, AGCO shall have a period of thirty (30) days thereafter, in which to sell or otherwise dispose of the Target Shares upon terms and conditions (including the purchase price) no more favorable to the third-party purchaser than those specified in the Disposition Notice. The third-party purchaser shall acquire the Target Shares free and clear of all the terms and provisions of this Agreement (including PETPLANET's First Refusal Right hereunder). If AGCO does not sell or otherwise dispose of the Target Shares within the specified thirty (30) day period, PETPLANET's First Refusal Right shall continue to apply to any subsequent disposition of the Target Shares by AGCO until such right lapses in accordance with Section 8.5.

         8.6      Recapitalization.

         (a) In the event of any stock dividend, stock split, recapitalization or other transaction affecting AGCO's outstanding common stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the AGCO shares shall be immediately subject to PETPLANET's First Refusal Right hereunder, but only to the extent the AGCO shares are at the time covered by such right.

         (b) In the event of any of the following transactions (a "Corporate Transaction"):

         (i) a merger or acquisition in which AGCO is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which AGCO is incorporated,

         (ii) the sale, transfer or other disposition of all or substantially all of the assets of AGCO,

         (iii) any reverse merger in which AGCO is the surviving entity but in which fifty percent (50%) or more of AGCO's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, or

         (iv) the closing of the initial underwritten public offering by AGCO of its equity securities pursuant to an effective registration statement filed under the 1933 Act,

then PETPLANET's First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the AGCO shares in consummation of the Corporate Transaction, but only to the extent the AGCO shares are at the time covered by such right.

ARTICLE IX. LIABILITY AND INDEMNITIES

         9.1 Indemnity. AGCO shall indemnify and defend and hold PETPLANET harmless from any and all losses, claims, damages, liabilities, costs or expenses, including attorney fees and costs, as a result of any claim, action, lawsuit, proceeding, or administrative action is brought against PETPLANET claiming that a product infringes a patent or copyright or that a product caused damage or injury to persons or property, or any similar occurrence, but only if
(i) PETPLANET notifies AGCO promptly upon learning that the claim might be


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asserted, (ii) AGCO has sole control over the defense of the claim and any negotiation for its settlement or compromise and (iii) PETPLANET takes no action that, in AGCO's judgment, is contrary to AGCO's interest.

         9.2 Limitation. AGCO will have no indemnity obligation to PETPLANET if the patent or copyright infringement claim results from a correction or modification of a product not provided by AGCO, or if PETPLANET makes any representation or warranty outside the scope of any written warranty authorized by AGCO or its manufacturers and made available to PETPLANET.

         9.3 NO CONSEQUENTIAL DAMAGES. UNDER NO CIRCUMSTANCES WILL PETPLANET OR ITS RELATED PERSONS BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, OR INCIDENTAL DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CLAIMS OF AGCO (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF DATA, GOODWILL, USE OF MONEY OR USE OF THE PRODUCTS, INTERRUPTION IN USE OR AVAILABILITY OF DATA, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS), ARISING OUT OF BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, EXCEPT ONLY IN THE CASE OF DEATH OR PERSONAL INJURY WHERE AND TO THE EXTENT THAT APPLICABLE LAW REQUIRES SUCH LIABILITY. IN NO EVENT WILL THE AGGREGATE LIABILITY WHICH PETPLANET AND ITS RELATED PERSONS MAY INCUR IN ANY ACTION OR PROCEEDING EXCEED THE TOTAL AMOUNT ACTUALLY PAID TO AGCO FOR THE SPECIFIC PRODUCT THAT DIRECTLY CAUSED THE DAMAGE.

         ARTICLE X. FORCE MAJEURE

         10.1 Force Majeure. AGCO shall not be responsible for delay or nonperformance of its responsibilities under this Agreement if AGCO is unable to carry out such responsibilities because of acts of God, war, public enemies, seizure under legal process, strikes, lockouts, riots and civil commotions, or any other reason of a similar nature beyond AGCO's control.

         ARTICLE XI. DEFAULT AND TERMINATION

         11.1 Initial Period. The initial period of this Agreement (referred to herein as the "Initial Period") shall commence on the Effective Date of this Agreement, and shall continue for a period of five (5) years, with renewal period per above.

         11.2 Default by Either Party. This Agreement may be terminated by either party if the other party shall at any time default in the performance of any obligation under the terms of this Agreement or any Exhibit attached hereto and such default or breach shall not have been remedied within thirty (30) days after a written notice specifying such default or breach has been given to the defaulting party.

         11.3 Termination by Either Party. This Agreement may be terminated by either party under any of the following conditions:

         (a) if one of the parties shall be declared insolvent or bankrupt;

         (b) if a petition is filed in any court and not dismissed in ninety
(90) days to declare one of the parties bankrupt or for a reorganization under the Bankruptcy Law or any similar statute;



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         (c) if a party ceases to carry on business or ceases paying its debts as they become due and payable;

         (d) if either party ceases to be a validly existing corporation or an order is made or a resolution passed for its winding up affairs;

         (e) if either party makes an assignment or transfer of this Agreement or any right or obligation under this Agreement without the written consent of the other, except in the event of a Corporate Transaction as set forth in
Article XVI below; or

         (f) if a Trustee in Bankruptcy or a Receiver or similar entity is appointed for one of the parties.

         11.4 Termination by PETPLANET Without Cause. This Agreement may be terminated by PETPLANET without cause and without opportunity to cure provided to AGCO upon two (2) months written notice and subject to the following termination fees, payable upon the selected termination date:

         (a) If the selected termination date is on or before one (1) year from the Effective Date, the termination fee shall be two hundred and fifty thousand dollars ($250,000);

         (b) If the selected termination date is after one (1) year from the Effective Date, but on or before two (2) years from the Effective Date, the termination fee shall be one million dollars ($1,000,000);

         (c) If the selected termination date is after two (2) years from the Effective Date, but on or before three (3) years from the Effective Date, the termination fee shall be two million dollars ($2,000,000);

         (d) If the selected termination date is after three (3) years from the Effective Date, but on or before four (4) years from the Effective Date, the termination fee shall be three million dollars ($3,000,000); and

         (e) If the selected termination date is after four (4) years from the Effective Date, but on or before five (5) years from the Effective Date, the termination fee shall be five million dollars ($5,000,000).

         11.5 Expiration of Termination Fee. Unless otherwise terminated pursuant to the terms and conditions of in this Agreement, AGCO's right to termination fees under this Section 11.4 shall expire on September __, 2004, and
Section 11.4 shall no longer have any force or effect.

ARTICLE XII. RECORDS

         12.1 Inspect Records. PETPLANET reserves the right, upon reasonable request and notification, to enter AGCO's premises during normal working hours to examine any of the goods owned by PETPLANET being held for resale under the terms of this Agreement.

         12.2 Accounting. PETPLANET shall be entitled to receive from AGCO PETPLANET account report information maintained by AGCO, which shall include levels of PETPLANET's existing inventory, PETPLANET's daily order processing, and PETPLANET's transaction reports. PETPLANET shall not be charged for copies of such account information. AGCO shall provide to PETPLANET computer reports and batch updates on existing inventory levels and sales history as needed and as reasonably requested by PETPLANET.



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ARTICLE XIII. INDEPENDENT CONTRACTOR STATUS

         13.1 Independent Contractor. It is agreed and understood that PETPLANET and AGCO are entering into this Agreement as independent contractors, and that all personnel engaged in work to be done under this Agreement are to be considered for all purposes as employees of PETPLANET or AGCO as the case may be, and under no circumstances shall they be construed or considered to be employees of the other. Nothing contained herein shall be construed to place PETPLANET and AGCO in a relationship of partners, franchisees, joint ventures, principal and agent, or employer and employee.

ARTICLE XIV.  REPRESENTATIONS AND WARRANTIES.

         14.1 AGCO Performance. AGCO warrants its services will be provided to the best of AGCO's ability and in accordance with prevailing industry standards of performance.

         14.2 No Conflicting Obligations. AGCO warrants that AGCO is under no obligation and will not, during the term of this Agreement, be under any obligation to any third party that would impair, impede, or conflict with its rendering professional services to PETPLANET.

         14.3 PETPLANET Performance. PETPLANET warrants that it will use its best efforts to adequately meet the terms and conditions of performance herein.

ARTICLE XV.   PROPRIETARY INFORMATION AND INTELLECTUAL PROPERTY:

         15.1 Confidential Information - No Disclosure by the Parties. The Parties agree that none of their employees, agents, representatives, directors, officers, or partners will be permitted access to certain confidential information, proprietary know-how, methods, processes, and trade secrets relating to their past, present, and future research, marketing, development, and business activities ("Confidential Information"). The Parties agree that, until such time as the Confidential Information enters the public domain either by mutual design and/or express written permission of the other, the Parties, and their employees, agents, representatives, directors, officers and partners will never, directly or indirectly, use, disseminate, disclose, lecture upon, or publish anything concerning any of the Confidential Information.

         15.2 Confidential Information - Restricted Access. The Parties further agree that none of their employees, agents, representatives, directors, officers or partners will be permitted access to Confidential Information or be permitted to perform services in connection with this Agreement without first entering into a written non-disclosure and confidentiality agreement. The form of "Non-Disclosure and Confidentiality Agreement and Invention Assignment" required by PETPLANET is set forth in Exhibit "B."

         15.3 Confidential Information - Return of Materials. Upon expiration or termination of this Agreement the Parties agree to return all Confidential Information of the other, including all related drawings, documents, records, notebooks, discs, tapes or data residing or recorded in electronic media, and all other representatives of Confidential Information.

         15.4 Proprietary Information and Intellectual Property - PETPLANET Ownership. AGCO agrees that all material, proprietary know-how, methods, processes, trade secrets, and other intangible intellectual property, as well as all tangible inventions, improvements, developments and discoveries conceived, made,




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discovered or reduced to practice by AGCO, solely or in collaboration with others during this Agreement (collectively, "IP"), (i) which relates in any manner to the business operations or marketing methods of PETPLANET, or the actual or demonstrably anticipated research or development of PETPLANET, that AGCO may undertake, investigate, or experiment with during the course of this Agreement, or (ii) which AGCO may become associated with in the course of AGCO's work, investigation, or experimentation in performing AGCO's services hereunder, or (iii) which are developed by AGCO using any supplies, facilities or Confidential Information of PETPLANET, or (iv) which are developed by AGCO at PETPLANET's expense, are the sole property of PETPLANET. AGCO further agrees to assign and does hereby fully assign all such IP to PETPLANET, including all rights of use, copyrights, trademarks, trade secrets, patent, patent application and other rights in such IP. Such IP and the rights associated therewith do not include any intellectual property rights held by AGCO prior to entering into this Agreement or intellectual property rights and rights associated therewith, if any, acquired during the course of this Agreement and exclusive of the performance of services by AGCO hereunder.

ARTICLE XVI. ASSIGNMENT

         16. Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto, provided, however, neither party to this Agreement shall assign or sublet its interest or obligations herein, including, but not limited to, the assignment of any moneys due and payable, without the prior written consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, PETPLANET need not obtain the consent of AGCO in the event of a corporate transaction ("Corporate Transaction"). A Corporate Transaction is defined as follows:

             a. a merger or acquisition in which PETPLANET is not the surviving entity;

             b. the sale, transfer or other disposition of all or substantially all of the assets of PETPLANET; and

             c. any reverse merger in which PETPLANET is the surviving entity but in which fifty percent (50%) or more of PETPLANET's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger.


ARTICLE XVII.  REMEDIES


         17.1 Remedies. The Parties acknowledge and agree that either party's material breach of Articles XV is likely to give rise to irreparable injury to the other party for which the non-breaching party will have no adequate remedy at law. Accordingly, in the event of an actual or threatened breach of the Article by one party, the non-breaching party is entitled to obtain injunctive relief against the breaching party in addition to all other remedies available at law or in equity.


ARTICLE XVIII. APPLICABLE LAW

         18.1 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.



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


ARTICLE XIV. ARBITRATION

         19.1 Arbitration.

              a. In the event that any dispute shall arise between the parties that is related in any way to this Agreement, that dispute shall be resolved solely through binding arbitration to be held in San Francisco, California and conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

              b. The parties agree to submit to the exclusive jurisdiction of the state and federal courts located San Francisco, California for the enforcement of any award that the Arbitrator may make.

              c. Except as may be otherwise required by law or in connection with an action to enforce an arbitration award, neither party may disclose the existence of results of any arbitration hereunder without the written consent of the other party.

ARTICLE XX. INVALIDITY

         20.1 Invalidity. Should any provision of this Agreement be declared invalid, unenforceable or void in any judicial or administrative proceeding, such decision shall not have the effect of invalidating or voiding any other provision of this Agreement, and the parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void, shall be deemed to have been deleted from this Agreement, and the remainder of the Agreement shall have the same force and effect as if such deleted parts had not been included.

ARTICLE XXI. NOTICES

         21.1 Notices. Any notice or demand required or permitted hereunder shall be given in writing and shall be considered as having been given by either party to the other party upon the facsimile transmission confirmed by the mailing thereof to such other party at the following addresses or to such other address as such other party may from time to time specify in writing:

         If to AGCO:

         American AGCO, Inc.
         545 Hardman Ave.
         South St. Paul, MN
         Attn: Gary Duclos, President
         Telephone: (651)451-1349
         Fax:  (651)451-0708

         If to PETPLANET:

         PETPLANET
         21 Stillman Street, Suite 600
         San Francisco, CA  94107
         Attn:  Jeff Harris, VP Finance & Operations
         Telephone:  (415)243-9000
         Fax:  (415)243-3399



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



ARTICLE XXII. ENTIRE AGREEMENT

         22.1 Entire Agreement. This Agreement, together with all exhibits and attachments, constitutes the entire agreement between the parties, and there are no other terms and conditions.

ARTICLE XXIII. AMENDMENT AND WAIVER

         23.1 Amendment and Waiver. This Agreement may not be amended or varied except by the written agreement of the parties hereto. All waivers of any rights of either party as set forth herein must be in writing to be effective.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

PETPLANET.COM, INC.                                  AMERICAN AGCO, INC.

By: /s/ Steven E. Marder                          By: /s/ Gary Duclos
-------------------------------                      -------------------------
         Steven E. Marder                                  Gary Duclos
Title:   Chief Executive Officer                     Its:  President






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



                                    EXHIBIT A
                                    Services

AGCO Service Obligations

1.       Merchandising and distribution expertise
2.       Direct fulfillment to consumer
3. Secondary customer service support: AGCO shall address specific product inquiries outside the context of the e-commerce service provided by PETPLANET and as otherwise set forth below.
4.       Database integration consulting/management
5.       Inventory management
6.       Vendor relations
7.       Small business network consulting


PETPLANET Service Obligations

1.       Interface design & execution
2.       Marketing, promotion & advertising
3.       Traffic & Internet distribution
4.       Sales
5. Primary customer service: Customer service inquiries shall initially be directed to PETPLANET which shall undertake to adequately serve the inquiror. In the event that the inquiry is beyond the scope of the e-commerce transaction (ie; addresses the performance of the specific product purchased or intended to be purchases) PETPLANET shall forward the inquiry to customer service support contact provided by AGCO.
6.       Content/editorial
7.       Accounting & transaction processing















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



                                    EXHIBIT B

                            Non-Disclosure Agreement


                             NONDISCLOSURE AGREEMENT


         This Agreement, made effective as of the ____day of September 1999 by and between PetPlanet.com, Inc., a Delaware corporation ("PETPLANET") and American AGCO, Inc., a Minnesota corporation located at _______________________ ("AGCO"), to assure the protection and preservation of the confidential and or proprietary nature of information to be disclosed or made available to each other in connection with certain negotiations or discussions further described herein.

                  WHEREAS, Petplanet.com, Inc. owns http://www.petplanet.com, an online network service specializing in distributing pet related information, services and products on the Internet.

                  WHEREAS, AGCO is engaged in the distribution of pet products.

                  WHEREAS, the parties are desirous of entering into discussions concerning a potential relationship between the parties whereby AGCO is interested in evaluating and potentially entering into a commercial relationship with, and/or investing in PetPlanet.com, Inc.

                  WHEREAS, the parties desire to assure the confidential status of the information which may be disclosed to each other;

                  NOW THEREFORE, in reliance upon and in consideration of the following undertakings, the parties agree as follows:

                  1. Subject to the limitations set forth in Paragraph 2, all information disclosed to the other party shall be deemed to be "Proprietary Information." In particular, Proprietary Information shall be deemed to include any information, process, program, design, financial information, customer lists, trade secrets and marketing strategies relating to the disclosing party, its present or future products, sales, suppliers, clients, customers, employees, investors, or business, whether in oral, written, graphic or electronic form.

                  2. The term "Proprietary Information" shall not be deemed to include information which: (i) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;
(ii) is known by the receiving party at the time of receiving such information as evidenced by its records; (iii) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure;
(iv) is independently developed by the receiving party without any breach of this Agreement; or (v) is the subject of a written permission to disclose provided by the disclosing party.

                  3. Each party shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any Proprietary Information received from the other party. Each party may use such Proprietary Information only to the extent required to accomplish the purposes of this Agreement as set forth herein. Proprietary Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. No other rights or licenses to trademarks, inventions, copyrights, or patents are implied or granted under this Agreement.

                  4. Proprietary Information supplied shall not be reproduced in any form except as required to accomplish the intent of this Agreement.

                  5. The responsibilities of the parties are limited to using their reasonable and best efforts to protect the Proprietary Information received with the same degree of care used to protect their own Proprietary Information from unauthorized use or disclosure. Both parties shall advise their employees or agents who might have access to such Proprietary Information of the confidential nature thereof. No Proprietary Information shall be disclosed to any officer, employee or agent of either party who does not have a need for such information.

                  6. All Proprietary Information (including all copies thereof) shall remain the property of the disclosing party, and shall be returned to the disclosing party after the receiving party's need for it has expired, or upon request of the disclosing party, and in any event, upon completion or termination of this Agreement.

                  7. Notwithstanding any other provision of this Agreement, disclosure of Proprietary Information shall not be precluded if such disclosure:

                  (a) is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the responding party shall first have given notice to the other party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purposes for which the order was issued;

                  (b) is otherwise required by law; or

                  (c) is otherwise necessary to establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary.

8. No furnishing of Proprietary and Confidential Information, and no obligation under this Agreement, shall be construed to obligate either party to a) enter into any further agreement or negotiation, or make any further disclosure; or b) to restrict either party from pursuing other businesses in whatever manner such party prefers.

                  9. This Agreement shall continue in full force and effect for so long as the parties continue to exchange Proprietary Information. This Agreement may be terminated at any time upon thirty-(30) days written notice to the other party. The termination of this Agreement shall not relieve either party of the obligations imposed by Paragraphs 3, 4, 5 and 11 of this Agreement with respect to Proprietary Information disclosed prior to the effective date of such termination and the provisions of these Paragraphs shall survive the termination of this Agreement for a period of four (4) years from the date of such termination.

                  10. This Agreement shall be governed by the laws of the State of California

                  11. This Agreement contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

                  12. Each party hereby acknowledges and agrees that in the event of any breach of this Agreement by the other party, including, without limitation, the actual or threatened disclosure of a disclosing party's Proprietary Information without the prior express written consent of the disclosing party, the disclosing party will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, each party hereby agrees that the other party shall be entitled to specific performance of a receiving party's obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.

                  13. In the event of any dispute, proceeding or suit concerning this Agreement or the provision of services hereunder, the losing party shall pay all reasonable attorneys fees and legal costs of enforcement of prevailing party rights under this Agreement.



AGREED TO:                                           AGREED TO:





PETPLANET.COM, INC.                                  AMERICAN AGCO, INC.

/s/ Steven E. Marder                        /s/ Gary Duclos
--------------------------------            ------------------------------------
By:      Steven E. Marder                   By:      Gary Duclos
Title:   Chief Executive Officer                     Title: President
Date:    September 10, 1999                          Date:  September 10, 1999

                                    EXHIBIT C

                              COMMON STOCK WARRANT






















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